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                                                                   EXHIBIT 10.29


Amendment dated February 10, 1997 to the Master Agreement ("Master Agreement") dated March 7, 1996 between Rockford Industries, Inc. and CoreStates Bank, N.A. and to the Security Agreement as defined in the Master Agreement. All defined terms shall have the meaning given them in the Master Agreement.

        You have requested and we have agreed, intending to be legally bound, to increase the "Maximum Line" from $15,000,000.00 to $30,000,000.00. Therefore,
(i) the amount "$15,000,000.00" shall be deleted from the sixth line of the first paragraph of the Master Agreement and the amount "$30,000,000.00" substituted therefor and (ii) in Section 1 1.1 Advances of the Security Agreement, the amount of "$15,,000,000.00" appearing in lines two and three will be deleted and the amount of "$30,000,000.00" shall be substituted therefor.

CORESTATES BANK, N.A.                       ROCKFORD INDUSTRIES, INC.



By:      /s/ Hugh Connelly        By:     /s/ Larry E. Davis
   ---------------------------       -------------------------------
             Hugh Connelly                    Larry E. Davis



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                              RESTATED AND AMENDED
                         MASTER SECURED PROMISSORY NOTE

 $30,000,000.00                                              As of March 7, 1996

FOR VALUE RECEIVED, Rockford Industries, Inc., a California corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of CoreStates Bank, N.A., a national banking association (the "Lender"), at its offices at 1339 Chestnut Street, Philadelphia, PA 19107, the principal sum of Thirty Million Dollars ($30,000,000.00) or such lesser amount as shall have been advanced hereunder, and interest on the unpaid balance of such principal as hereinafter provided, in lawful money of the United States and in immediately available funds. Interest (the "Default Rate") on overdue amounts of principal (and to the extent legally enforceable, interest) shall be payable on demand at the rate of 2% over the then applicable rate.

This Note is entitled to the benefits and security of a Master Agreement (Full Recourse) dated March 7, 1996 ("Credit Agreement") and a Master Security Agreement ("Security Agreement") dated as of March 7, 1996, (together "Loan Agreements") as amended, modified or supplemented from time to time between the Borrower and the Lender, and is subject to mandatory prepayment and the maturity hereof may be accelerated, all as provided in said Loan Agreements.

The principal amount of each advance hereunder at any time outstanding hereunder ("Loan Amount") shall bear interest from the date of such advance at either the "Reference Rate" or the "ADJUSTED LIBOR RATE" as such terms are hereinafter defined. "Reference Rate" shall mean Lender's overnight borrowing rate as it may be changed from time to time, "Adjusted Libor Rate" shall mean, for any Interest Period (defined below), the rate per annum determined pursuant to the following formula:

                                            Libor Rate
         Adjusted Libor Rate =        ------------------------ +  1.50%
                                      1  -  Reserve Percentage

For purposes hereof, "LIBOR RATE" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which Lender is offered deposits of United States dollars in the London Interbank Market on or about eleven o'clock (11:00) a.m. London time, two London Business Days prior to the commencement of the Interest Period in amounts substantially equal to the



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outstanding Loan Amount for a maturity of comparable duration to the Interest
Period. The "RESERVE PERCENTAGE" shall mean, for the Lender on any day, that percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject, including any board of governmental or administrative agency of the United States or any other jurisdiction to which the Lender is subject), for determining the reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for deposits of United States Dollars in a non-United States or an international banking office of a bank used to finance the Loan Amount at the Adjusted Libor Rate or any loan made with the proceeds of such deposit. The Adjusted Libor Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

An "INTEREST PERIOD" shall mean for each advance bearing interest at the Adjusted Libor Rate a period of 30, 60, 90 or 180 days duration during which the Adjusted Libor Rate is applicable; provided, however, that (i) an Interest Period shall commence only on a London Business Day of a particular month; (ii) an Interest Period which would otherwise expire on a day which is not a London Business Day of a particular month shall expire on the next London Business Day of such month; (iii) interest shall accrue from and including the first day of any Interest Period to, but excluding, the day on which any Interest Period expires and (iv) no Interest Period may extend beyond the Termination Date (as defined in the Credit Agreement). A "LONDON BUSINESS DAY" shall mean any Business Day on which banks in London, England are open for business.

Borrowers shall elect five (5) business days before the expiration of any Interest Period, by written notice to Lender, the applicable period of the succeeding Interest Period. Such election shall be irrevocable. If Borrower fails to give Lender written notice, five (5) business days before the expiration of any Interest Period of the applicable term of the succeeding Interest Period then Borrower shall be deemed to have elected an Interest Period of the same term as that of the Interest Period which preceded it.

Interest based on the Adjusted Libor Rate for a particular Interest Period or for any advance bearing interest at the Reference Rate shall be calculated on the basis of the actual number of days elapsed over a year of three hundred sixty-five (365) days. Interest on an advance bearing



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interest at the Adjusted Libor Rate shall be due at the end of each Interest
Period, provided that accrued interest shall be paid at least quarterly. Interest on an advance bearing interest at the Reference Rate shall be payable on the first day of each month. Principal shall be due and payable, unless accelerated pursuant to the terms hereof or of the Loan Agreements, on the Termination Date (as defined in the Credit Agreement).

The Adjusted Libor Rate may be automatically adjusted by Lender on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, that increase the cost to Lender of financing the Loan Amount at the Adjusted Labor Rate. The Lender shall give the Borrower notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment. The Borrower may, by notice to the Lender request Lender to furnish to Borrower a statement setting forth the basis for adjusting such Adjusted Libor Rate and the method for determining the amount of such adjustment.

In the event that Lender shall have reasonably determined that Eurodollar deposits equal to the amount of the outstanding principal of the Loan Amount and for the Interest Period are unavailable, or that the Adjusted Libor Rate will not adequately and fairly reflect the cost of making or maintaining the Loan Amount during the Interest Period based upon Lender`s standard accounting practices and anticipated returns for similar loans or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate applicable to the Interest Period, Lender shall promptly give notice of such determination to Borrower that the Adjusted Libor Rate is not available. A determination by Lender hereunder shall be conclusive. Until such time as Lender determines that the Adjusted Libor Rate is again



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available the Loan Amount shall bear interest based at the Reference Rate plus
1.5% ("Adjusted Alternate Rate").

In the event that it becomes unlawful for Lender to maintain Eurodollar liabilities sufficient to finance the Loan Amount at the Adjusted Libor Rate, then Lender shall immediately notify the Borrower thereof and Lender's obligation hereunder to maintain an Adjusted Libor Rate shall cease. The Loan Amount shall then be subject to the Adjusted Alternate Rate.

The Borrower may prepay any Loan Amount on one day prior notice, but for any advances bearing interest at the Adjusted Libor Rate or Adjusted Alternate Rate only on the last day of the applicable Interest Period; provided, however, that in the event of the prepayment of a Loan Amount during such time as the Adjusted Libor Rate or Adjusted Alternate Rate is in effect on a date other than the last day of the applicable Interest Period for any reason, including, without limitation, acceleration pursuant to an event of Default, Borrower shall reimburse Lender for all funding costs and loss of earnings and anticipated profits which may arise in connection with such prepayment.

     Provided no default exists hereunder or under the Loan Agreements all sums received by Borrower with respect to the surrender or sale of any of the Collateral (as defined in the Security Agreement) and all insurance proceeds to which Borrower may be entitled with respect to any of the Collateral by reason of damage, destruction or loss of the Collateral (which are not required by the terms of the Security Agreement to be applied to the repair or replacement of any Collateral shall be applied by Borrower immediately upon receipt to the prepayment of this Note. Such sums shall be applied first to accrued interest, then to prepay principal; any excess will be held to satisfy any contingent liability, including without limitation under the Applications as defined in the Credit Agreement and any further excess shall be remitted to Borrower. Anything contained herein to the contrary notwithstanding, if a Default (as defined in the Credit Agreement) shall occur, Lender may retain all payments then or thereafter made and other monies received, and apply the same as provided in the Loan Agreements.

     The Borrower hereby waives all defenses and all rights to setoff and deductions of any kind, with respect to the Borrower's obligations under this Note, not arising out of



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this Note or the Loan Agreements. The Borrower hereby waives diligence, demand, protest, notice of any defense by reason of extension of time for payment or other indulgence granted by the holder hereof. Borrower agrees to pay any and all costs and expenses, including attorneys fees, which may be incurred in connection with the enforcement of this Note. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

     CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE THE LENDER MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY. EACH OF THE UNDERSIGNED WAIVES THE RIGHT TO JURY TRIAL IN ANY PROCEEDINGS RELATED TO THIS NOTE.

     This Restated and Amended Master Secured Promissory Note is issued in amendment and substitution for, but not in payment of, that certain Master Secured Promissory Note dated March 7, 1996 issued by Rockford Industries, Inc. to Lender (the "Prior Note"), and evidences in lieu of the Prior Note, the same outstanding indebtedness, including interest thereon, as that heretofore evidenced by the Prior Note. No part of such indebtedness shall be deemed by reason of the issuance hereof to have been repaid and reborrowed pursuant to a new promissory note.

                                               ROCKFORD INDUSTRIES, INC.

                                               By:    /s/Larry E. Davis
                                                  ------------------------------
                                                         Larry E. Davis



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